EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-265130) and Form S-8 (Nos. 333-266030, 333-206531, 333-197711, 333-185446, and 033-55501) of The Kroger Co. of our report dated March 31, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Cincinnati, Ohio

March 31, 2026